                                EXHIBIT 10.8

                           U.S. LABORATORIES INC.
                FORM OF NONQUALIFIED STOCK OPTION AGREEMENT


          THIS AGREEMENT made and entered into as of the _____ day of _______ "Grant Date"), by and between U.S. LABORATORIES INC., a Delaware corporation (the "Company"), and ________________________________, an employee of the
Company ("Participant").


                                   R E C I T A L S
                                   ---------------

          WHEREAS, the Company has in effect the U.S. Laboratories Inc. 1998 Stock Option Plan (the "Plan"), which permits options to purchase shares of the Company's common stock, $.01 par value ("Stock"), to be granted to certain employees of the Company.

          WHEREAS, the Company believes it to be in the best interests of the Company and its shareholders for employees of the Company and its subsidiaries to obtain or increase their stock ownership interest in the Company in order that they will have a greater incentive to work for and manage the Company's affairs.

          WHEREAS, the Participant is an employee of the Company or its subsidiaries and has been selected by the Board of Directors [and the ________________ Committee of the Board of Directors of the Company (the "Committee")] to receive an option under the Plan.


                                  A G R E E M E N T
                                  -----------------

          NOW, THEREFORE, in consideration of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

          1. GRANT. Subject to the terms and conditions of the Plan, a copy of which is attached hereto and made a part hereof, and this Agreement, the Company hereby grants to Participant an option to purchase from the Company all or any part of an aggregate number of ____________ shares of Stock (hereinafter such shares of Stock are referred to as the "Optioned Shares", and the option to purchase the Optioned Shares is referred to as the "Option"). The Option is not intended to qualify as an "Incentive Stock Option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

          2. PRICE. The price to be paid for the Optioned Shares shall be _________ ($_____) per share, which represents not less than one hundred percent (100%) of the Fair Market Value of the Optioned Shares on the Grant Date. The term Fair Market Value shall have the meaning assigned to such term in the Plan.

          3. TERM; EXERCISE. Subject to the terms and conditions of the Plan and this Agreement, the Option may be exercised by the Participant while in the employ of the

Company or its subsidiaries, in whole or in part, from time to time, during the period beginning on the date of this Agreement and ending on ___________ [Five Years] (the "Expiration Date").

          4.   METHOD OF EXERCISE.

          (a) The Option may be exercised only by written notice, delivered or mailed by postpaid registered or certified mail, addressed to the treasurer of the Company at the Company's principal executive offices specifying the number of Optioned Shares being purchased. Such notice shall be accompanied by payment of the entire Option price of the Optioned Shares being purchased: (i) in cash or its equivalent; (ii) with the consent of the Committee, by tendering previously acquired shares of Stock valued at their Fair Market Value at the time of exercise; or (iii) with the consent of the Committee, by any combination of (i) and (ii). On and after the effective date of an IPO (as defined below) of the Stock, the Option may be exercised in the manner previously described or by delivery to the Company or its designated agent of an executed irrevocable exercise form together with instructions to a broker-dealer to sell or margin a sufficient portion of the shares being exercised and deliver the sale or margin proceeds directly to the Company to pay for the Option price. As used herein, "IPO" means the event that occurs when shares of Stock are sold to the public pursuant to an effective registration statement, other than a registration statement on Form S-4 or Form S-8 or any other forms primarily used to register securities to be issued pursuant to Company benefit plans, filed by the Company under the Securities Act of 1933 (the "Securities Act").
     For purposes of this paragraph, Fair Market Value shall be determined in the same manner as the Fair Market Value of the Stock on the Grant Date was determined pursuant to paragraph 2 hereof.

          (b) Shares of Stock tendered shall be duly endorsed in blank or accompanied by stock powers duly endorsed in blank. Upon receipt of the payment of the entire purchase price of the Optioned Shares so purchased, certificates for such Optioned Shares shall be issued to the Participant. The Optioned Shares so purchased shall be fully paid and nonassessable.

          5.   TERMINATION OF EMPLOYMENT.

          (a) Except as otherwise provided by the Committee, if the Participant ceases to be an employee of the Company or its subsidiaries for any reason other than death, disability or cause (as defined below), then the Participant may exercise the Option for a period of thirty (30) days after such termination of employment, but in no event beyond the Expiration Date.

          (b) If the Participant ceases to be an employee of the Company or its subsidiaries by reason of death or disability (as defined in Section 22(e)(3) of the Code), then the Participant (or the Participant's beneficiary or estate in the event of the Participant's death) may exercise the Option for a period of ninety (90) days following the date of death or disability, but in no event beyond the Expiration Date.

          (c) If the Participant's employment with the Company or its subsidiaries is terminated for cause (as defined below), the Option shall be immediately forfeited and automatically cancelled. As used herein, "cause" shall mean (i) conviction of a felony, (ii) commission by the Participant of an act of fraud, misappropriation or embezzlement or (iii) any other act or omission to act by the Participant if, in the judgment of the Committee (A) the Participant knew or should have known that such an act or omission would cause material injury to the financial condition or reputation of the Company or its subsidiaries, and (B) such material injury has occurred or is likely to occur, all as determined by the Committee.

          6. NO RIGHTS AS A SHAREHOLDER. The Participant shall not be deemed for any purposes to be a shareholder of the Company with respect to any shares which may be acquired hereunder except to the extent that the Option shall have been exercised with respect thereto and a stock certificate issued therefor.

          7. NONTRANSFERABILITY; COLLATERAL. Unless permitted by the Committee, the Option shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution, and may be exercised during the life of the Participant only by the Participant. The Option may not be assigned, mortgaged or pledged as any type of security or collateral.

          8. RESTRICTIONS ON TRANSFERS OF STOCK. It shall be a condition of the obligation of the Company to issue or transfer shares of Stock upon exercise of the Option, that the Participant (or his representatives or legatees) (a) execute and deliver to the Company such investment representations and warranties, and to take such other actions, as counsel for the Company determines may be necessary or appropriate for compliance with the Securities Act and any applicable securities laws; and (b) execute a restrictive stock transfer agreement in the form provided by the Company if so demanded by the Committee and agree that the shares received upon exercise of the Option will be subject to certain restrictions on sale or transfer as necessary to comply with applicable state and federal securities laws, as determined by the Committee. The Participant agrees that any certificate representing shares acquired upon exercise of the Option may bear a legend to such effect. If the Participant (or his representatives or legatees) fails to comply with this paragraph 8, the Company may refuse to issue or transfer shares of Stock upon exercise of the Option.

          9. ADJUSTMENTS. If the Company shall at any time change the number of shares of its Stock without new consideration to the Company (such as by stock dividend, stock split or similar transaction), the total number of shares then remaining subject to purchase hereunder shall be changed in proportion to the change in issued shares, and the Option price per share shall be adjusted so that the total consideration payable to the Company upon the purchase of all shares not theretofore purchased shall not be changed. In the event there shall be any change, other than as specified above, in the number or kind of outstanding shares of Stock or of any stock or other securities into which such Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind of shares subject to the Option, such adjustment shall be made by the Committee. The Option price for each share of Stock or other securities substituted or adjusted as provided in this paragraph shall be determined by dividing the Option price for each share prior to such substitution or adjustment by the number of shares or the fraction of a share substituted for such share or to which such share shall have been adjusted. No adjustment or substitution provided for in this paragraph shall require the Company to sell a fractional share.

          10. TAX WITHHOLDING. It shall be a condition of the obligation of the Company to issue or transfer shares of Stock upon exercise of the Option, that the Participant shall pay to the Company upon its demand, or agree that the Company may withhold from compensation due the Participant, such amount as may be requested by the Company for the purpose of satisfying its liability to withhold federal, state or local income or other taxes incurred by reason of the exercise of the Option. If the Participant fails to comply with this paragraph 10, the Company may refuse to issue or transfer shares of Stock upon exercise of the Option.

          11. POWERS OF COMPANY NOT AFFECTED. The existence of the Option herein granted shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred, or prior preference stock ahead of or affecting the Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          12. INTERPRETATION. As a condition of the granting of the Option, the Participant agrees for himself and his legal representatives, that any dispute or disagreement which may arise under or as a result of or pursuant to this Agreement shall be determined by the Committee in its sole discretion, and any interpretation by the Committee of the terms of this Agreement shall be final, binding and conclusive.

          13. AMENDMENT OR MODIFICATION. No term or provision of this Agreement may be amended, modified or supplemented orally, but only by an instrument in writing signed by the party against whom or which the enforcement of the amendment, modification or supplement is sought.

          14. GOVERNING LAW. This Agreement shall be governed by the internal laws of the State of Delaware as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

          15. TERMS OF PLAN GOVERN. All parties acknowledge that this Option is granted under and pursuant to the Plan, which shall govern all rights, interests, obligations and undertakings of both the Company and the Participant. All capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Plan.

          IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer and the Participant has executed this Agreement as of the day and year first above written.



                                       U.S. LABORATORIES INC.
                                       (the "Company")


                                       By:
                                          ---------------------------------



                                       PARTICIPANT:


                                       ------------------------------------